Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 8, 2018 (except for the effects of the retrospective impact of the reverse stock split described in Note 16, as to which the date is December 3, 2018) with respect to the consolidated financial statements of iPass Inc. contained in the Amendment No. 3 to Registration Statement and Prospectus on Form S-4. We consent to the use of the aforementioned report in this Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

San Francisco, California

January 14, 2019